SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2004

Collins Industries, Inc.

(Exact name of Registrant as Specified in its Charter)

Missouri	0-12619	43-0985160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Compound Drive, Hutchinson, KS	67502
(Address of principal executive offices)	Zip Code

Registrant's telephone, including area code: (620) 663-5551

Not Applicable

(Former name and former address, if changed since last report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 31, 2004 the Company amended and extended its Agreement with its lead bank through May 17, 2008. Under the amended Agreement, the Bank will provide a total credit line of $39.0 million, consisting of a $30.0 million revolving line of credit and a $9.0 long-term line of credit. The interest rates, repayment terms, financial covenants and other significant features of the credit facility were not changed by the new amendment.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

COLLINS INDUSTRIES, INC.

Date: September 3, 2004	By:	\s\ LARRY W. SAYRE
	Name:	Larry W. Sayre
	Title:	Vice President of Finance and Chief Financial Officer
(Signing on behalf of the registrant and as principal accounting officer)